SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): October 23, 1997


                            Glenway Financial Corporation
                 (Exact name of registrant as specified in its charter)



           Delaware                  0-18664                31-1297820
         (State or other           (Commission          (IRS Employer
         jurisdiction of             File Number)        Identification No.)
          incorporation)


                    5535 Glenway Avenue, Cincinnati, OH 45238
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: (513) 922-5959








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Item 5.  Other Events

                  On October 22, 1997, the Board of Directors of Glenway Financial Corporation (the "Registrant") declared a two-for-one stock split. On November 17, 1997, the Registrant will issue to each stockholder of record as of November 1, 1997 (the "Record Date"), one share of common stock for each share of common stock of the Registrant owned by the stockholder on the Record Date.



Exhibit Index

         99       Press Release dated October 22, 1997



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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            GLENWAY FINANCIAL CORPORATION
                                                      (Registrant)



                                             Robert R. Sudbrook, President